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                                   EXHIBIT 21

                     SUBSIDIARIES OF MANUGISTICS GROUP, INC.

Listed below are the significant subsidiaries of the Company as of February 28, 2002 and their jurisdictions of organization. All of these subsidiaries are wholly owned by the Company.

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                                                              State or
                                                            Jurisdiction
                                                          of Incorporation          Name Under Which
Name                                                      or Organization           Subsidiary Does Business
---------------------------------------------------     -----------------------     ------------------------------------------------
Manugistics, Inc.                                       Delaware                    Manugistics, Inc.
Manugistics California, Inc.                            California                  Manugistics California, Inc.
Manugistics France S.S.A.                               France                      Manugistics France S.A.
Manugistics U.K. Ltd.                                   United Kingdom              Manugistics U.K. Ltd.
Manugistics Canada Company                              Nova Scotia                 Manugistics Canada Company
Manugistics (Deutschland) GmbH                          Germany                     Manugistics (Deutschland) GmbH
Manugistics European Holding                                                        Manugistics European Holding
Company B.V.                                            Netherlands                 Company B.V.
Manugistics Services, Inc.                              Delaware                    Manugistics, Inc.
Manugistics Japan K.K.                                  Japan                       Manugistics Japan K.K.
Manugistics do Brasil Limtada                           Brazil                      Manugistics do Brasil Limtada
Manugistics Singapore PTE LTD                           Singapore                   Manugistics Singapore PTE LTD
Manugistics Australia Pty LTD                           Australia                   Manugistics Australia Pty LTD
Manugistics Holdings Delaware, Inc.                     Delaware                    Manugistics Holdings Delaware, Inc.
Synchronized Manufacturing Group, Ltd.                  United Kingdom              Synchronized Manufacturing Group, Ltd.
Manugistics, N.V.S.A.                                   Belgium                     Manugistics, N.V.S.A.
Manugistics Services Mexico, S. de R.L. de C.V.         Mexico                      Manugistics Services Mexico, S. de R.L. de C.V.
Manu Transportation LLC                                 Delaware                    Manu Transportation LLC
Manugistics Nordic AB                                   Sweden                      Manugistics Nordic AB
Manugistics Atlanta, Inc.                               Georgia                     Manugistics Atlanta, Inc.
Manugistics Euro, Ltd.                                  United Kingdom              Manugistics Euro, Ltd.
Manugistics Malaysia Sdn. Bhd.                          Malaysia                    Manugistics Malaysia Sdn. Bhd.
Manugistics Hong Kong Limited                           Hong Kong                   Manugistics Hong Kong Limited
STG Holdings, Inc.                                      Delaware                    STG Holdings, Inc.
STG Pacific (Pty) Limited                               Australia                   STG Pacific Pty. Limited
Scheduling Technology Group, Inc.                       Texas                       Scheduling Technology Group, Inc.
Scheduling Technology Group Limited                     United Kingdom              Scheduling Technology Group Limited
Scheduling Technology Group South Africa (Pty)                                      Scheduling Technology Group South Africa (Pty)
Limited                                                 South Africa                Limited
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